Pricing Supplement No. 4                   Dated 10/15/01        Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and                  File No. 333-63049
Prospectus Supplement dated August 3, 1999)               CUSIP No. 78355H HX 0


$300,000,000

RYDER SYSTEM, INC.


Medium-Term Notes, Series 16
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:        $110,000,000

Issue Price:             100.19

Issue Date:              10/18/01

Maturity Date:           10/18/06

Interest Rate:           6.46%

Form:    [X] Book Entry             [ ] Certificated

Redemption:   [X] The Notes cannot be redeemed prior to maturity.

              [ ] The Notes may be redeemed prior to maturity.

     Terms of Redemption:     -

Repayment at option of holder:     [X]  The holder has no option to elect
                                        repayment of the Notes prior to
                                        maturity.

                                   [  ] The Notes are repayable prior to
                                        maturity at the option of holder.

     Terms of Repayment:      -

Discount note:      [ ]  Yes       [X]  No

     Total Amount of OID:          -

     Yield to Maturity:            -

     Initial Accrual Period OID:   -

Name of Agent and Agent's Discount or Commission:

     Deutsche Bank Securities           $550,000.00